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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-4 (File No. 0-22100) of our report dated February 20, 1998, on our audits of the consolidated financial statements of Saratoga Beverage Group, Inc. and Subsidiary, which report is included in the 1997 Annual Report on Form 10-KSB. We also consent to the references to our firm under the captions "Experts" and "Saratoga Summary Historical Financial Data."


                                       /s/ PricewaterhouseCoopers LLP


Albany, New York
December 23, 1998